UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36889	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Oppenheimer Street
Rehovot 7670105, Israel

(Address of principal executive offices, including zip code)

925-272-4999

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2016, the Board of Directors of SteadyMed Ltd. (the “Company”) approved the Eleventh Amended and Restated Articles of Association, subject to approval by the Company’s shareholders at the Company’s 2016 Annual Meeting of Shareholders on October 5, 2016 (the “Annual Meeting”). In the Eleventh Amended and Restated Articles of Association the requirement to maintain two external directors outside of the staggered director classes has been removed in light of recent changes under Israeli Companies Law, 5759-1999 and its regulations. The Company’s stockholders approved the Eleventh Amended and Restated Articles of Association at the Annual Meeting and the Eleventh Amended and Restated Articles of Association became effective on that date.

A copy of the Eleventh Amended and Restated Articles of Association is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a summary of the proposals and the voting results from the Annual Meeting. A more complete description of each matter is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 31, 2016 (the “Proxy Statement”).

Proposal 1 — Approval of the Company’s Eleventh Amended and Restated Articles of Association. The Company’s shareholders approved of the Eleventh Amended and Restated Articles of Association. The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
15,146,310	34,508	100	1,890,775

Proposal 2 — Reclassify Directors. The Company’s shareholders reclassified Elizabeth Cermak and Donald Huffman (both former external directors) as Class I directors with terms expiring upon the annual general meeting of shareholders in 2018 and reclassified Ron Ginor (an existing Class I director) as a Class III director with a term expiring upon the Company’s 2017 Annual General Meeting of Shareholders. The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
14,785,872	393,546	1,500	1,890,775

Proposal 3 — Election of Directors. The Company’s shareholders elected Keith Bank and Stephen Farr to serve as Class II directors of the Company, each for a term of three years, to hold office until the Company’s 2019 Annual General Meeting of Shareholders. The voting results are as follows:

Name	For	Against	Abstain	Broker Non-Vote
Keith Bank	12,576,340	37,708	2,566,870	1,890,775
Stephen Farr	15,141,610	37,808	1,500	1,890,775

Proposal 4 — Approval of the Adoption of an Amended Compensation Policy. The Company’s shareholders approved the adoption by the Company of an amended compensation policy. The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
14,500,389	675,879	0	1,895,425

Proposal 5 — Appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s Independent Auditor for the year ending December 31, 2016. The Company’s shareholders approved the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditor for the year ending December 31, 2016. The voting results are as follows:

For	Against	Abstain
16,730,716	340,977	0

Proposal 6 — Approval of an Amendment to the Company’s Amended and Restated 2009 Stock Option Plan. The Company’s shareholders approved an amendment to the Company’s Amended and Restated 2009 Stock Option Plan. A copy of the Company’s Amended and Restated 2009 Stock Option Plan is attached hereto as Exhibit 10.1. The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
12,563,716	2,617,202	0	1,890,775

Proposal 7 — Approval of the Grant of Stock Options to Mr. Jonathan Rigby, President and Chief Executive Officer of the Company. The Company’s shareholders approved the grant of stock options to Mr. Jonathan Rigby, President and Chief Executive Officer of the Company. The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
13,192,641	1,985,227	0	1,893,825

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Eleventh Amended and Restated Articles of Association

10.1	SteadyMed Ltd. Amended and Restated 2009 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADYMED LTD.

By:
/s/ David W. Nassif
Date: October 11, 2016		David W. Nassif Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Eleventh Amended and Restated Articles of Association

10.1	SteadyMed Ltd. Amended and Restated 2009 Stock Incentive Plan.